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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form SB-2 of our report dated September 4, 1996 relating to the financial statements of Advanced Aerodynamics & Structures, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



Price Waterhouse LLP
Los Angeles, California
November 19, 1996